Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

KARUNA THERAPEUTICS, INC.

A Delaware Corporation

ARTICLE I

 OFFICES

Section 1.1      Registered Office. The registered office of the corporation in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange St., Wilmington, Delaware 19801, in the County of New Castle. The name of the corporation’s registered agent at such address shall be The Corporation Trust Company. The registered office and/or registered agent of the corporation may be changed from time to time by action of the board of directors.

Section 1.2     Other Offices. The corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

 MEETINGS OF STOCKHOLDERS

Section 2.1     Place and Time of Meetings. An annual meeting of the stockholders shall be held each year for the purpose of electing directors and conducting such other proper business as may come before the meeting. The date, time and place of the annual meeting may be determined by resolution of the board of directors or as set by the chief executive officer of the corporation.

Section 2.2    Special Meetings. Special meetings of stockholders may be called for any purpose (including, without limitation, the filling of board vacancies and newly created directorships), and may be held at such time and place, within or without the State of Delaware, as shall be stated in a notice of meeting or in a duly executed waiver of notice thereof. Such meetings may be called at any time by two (2) or more members of the board of directors or the chief executive officer and shall be called by the chief executive officer upon the written request of holders of shares entitled to cast not less than fifty percent (50%) of the outstanding shares of any series or class of the corporation’s capital stock.

Section 2.3      Place of Meetings. The board of directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of the corporation.

Section 2.4     Notice. Whenever stockholders are required or permitted to take action at a meeting, written or printed notice stating the place, date, time, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. All such notices shall be delivered, either personally or by mail, by or at the direction of the board of directors, the chief executive officer or the secretary, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the corporation. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 2.5      Stockholders List. The officer having charge of the stock ledger of the corporation shall make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 2.6     Quorum. Except as otherwise provided by applicable law or by the certificate of incorporation of the corporation (as may be amended from time to time, the “Certificate of Incorporation”), a majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time in accordance with Section 2.7, until a quorum shall be present or represented.

Section 2.7      Adjourned Meetings. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.8     Vote Required. When a quorum is present, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question is one upon which by express provisions of an applicable law or of the Certificate of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question. Where a separate vote by class is required, the affirmative vote of the majority of shares of such class present in person or represented by proxy at the meeting shall be the act of such class.

Section 2.9     Voting Rights. Except as otherwise provided by the General Corporation Law of the State of Delaware (the “DGCL”) or by the Certificate of Incorporation or any amendments thereto and subject to Section 4.4, every stockholder shall at every meeting of the stockholders be entitled to one (1) vote in person or by proxy for each share of common stock held by such stockholder.

Section 2.10   Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him, her or it by proxy. Every proxy must be signed by the stockholder granting the proxy or by his, her or its attorney-in-fact. No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

Section 2.11    Action by Written Consent. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken and bearing the dates of signature of the stockholders who signed the consent or consents, shall be signed by the holders of outstanding stock having not less than a majority of the shares entitled to vote, or, if greater, not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the State of Delaware, or the corporation’s principal place of business, or an officer or agent of the corporation having custody of the book or books in which proceedings of meetings of the stockholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested provided, however, that no consent or consents delivered by certified or registered mail shall be deemed delivered until such consent or consents are actually received at the registered office. All consents properly delivered in accordance with this Section 2.11 shall be deemed to be recorded when so delivered. No written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered to the corporation as required by this Section 2.11, written consents signed by the holders of a sufficient number of shares to take such corporate action are so recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Any action taken pursuant to such written consent or consents of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof.

An electronic transmission consenting to an action to be taken and transmitted by a stockholder, or by a person or persons authorized to act for a stockholder, shall be deemed to be written, dated and signed for purposes of this Section 2.11; provided that any such electronic transmission sets forth or is delivered with information from which the corporation can determine (i) that the electronic transmission was transmitted by the stockholder, or by a person or persons authorized to act for the stockholder, and (ii) the date on which such stockholder or authorized person or persons transmitted such electronic transmission. The date on which such electronic transmission is transmitted shall be deemed to be the date on which such consent was signed.

Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used; provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

ARTICLE III

DIRECTORS

Section 3.1      General Powers. The business and affairs of the corporation shall be managed by or under the direction of the board of directors.

Section 3.2     Number, Election and Term of Office. The initial number of directors which shall constitute the board as of the effective date of these Bylaws shall be THREE (3). Thereafter, the number of directors may be increased or decreased from time to time by resolution of the board (subject to a required minimum of TWO (2) directors on the board at any given time). The directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors. The directors shall be elected in this manner at the annual meeting of the stockholders, except as provided in Section 3.4. Each director elected shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Section 3.3      Removal and Resignation. Any director or the entire board of directors may be removed at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. Whenever the holders of any class or series are entitled to elect one (1) or more directors by the provisions of the Certificate of Incorporation, the provisions of this Section 3.3 shall apply, in respect of the removal without cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole. Any director may resign at any time upon written notice to the corporation.

Section 3.4    Vacancies. Except as otherwise provided by the Certificate of Incorporation or any amendments thereto, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of the holders of the corporation’s outstanding stock entitled to vote thereon or by a majority of the members of the board of directors. Each director so chosen shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as herein provided.

Section 3.5     Annual Meetings. The annual meeting of each newly elected board of directors shall be held, without other notice than this bylaw, immediately after, and at the same place as, the annual meeting of stockholders.

Section 3.6     Other Meetings and Notice. Regular meetings, other than the annual meeting, of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the board. Special meetings of the board of directors may be called by or at the request of the chief executive officer or president on at least twenty-four (24) hours’ notice to each director, either personally, by telephone, by mail, or by telegraph; the chief executive officer must call, in like manner and on like notice, a special meeting at the written request of at least a majority of the directors.

Section 3.7     Quorum, Required Vote and Adjournment. A majority of the total number of directors then in office (without regard to any then vacancies on the board) shall constitute a quorum for the transaction of business. The vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the board of directors. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.8    Committees. The board of directors may, by resolution passed by a majority of the whole board, designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the corporation, which, to the extent provided in such resolution or these Bylaws shall have and may exercise the powers of the board of directors in the management and affairs of the corporation except as otherwise limited by law. The board of directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

Section 3.9     Committee Rules. Each committee of the board of directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the board of directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. In the event that a member and that member’s alternate, if alternates are designated by the board of directors as provided in Section 3.8, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member.

Section 3.10  Communications Equipment. Members of the board of directors or any committee thereof may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this Section 3.10 shall constitute presence in person at the meeting.

Section 3.11     Waiver of Notice and Presumption of Assent. Any member of the board of directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

Section 3.12    Action by Written Consent. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all the then members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board or committee.

ARTICLE IV

OFFICERS

Section 4.1     Number. The officers of the corporation shall be elected by the board of directors and may consist of a chairman, a chief executive officer, a president, one (1) or more vice presidents, a secretary, a treasurer, and such other officers and assistant officers as may be deemed necessary or desirable by the board of directors. Any number of offices may be held by the same person. In its discretion, the board of directors may choose not to fill any office for any period as it may deem advisable.

Section 4.2      Election and Term of Office. The officers of the corporation shall be elected annually by the board of directors at its first meeting held after each annual meeting of stockholders or as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Section 4.3    Removal. Any officer or agent elected by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4.4    Vacancies. Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term by the board of directors then in office.

Section 4.5    Compensation. Compensation of all officers shall be fixed by the board of directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the corporation.

Section 4.6    The Chairman of the Board. The Chairman of the Board, if one shall have been elected, shall be a member of the board of directors, may be an officer of the corporation, and, if present, shall preside at each meeting of the board of directors or stockholders. He shall advise the chief executive officer and, in the chief executive officer’s absence, the other officers of the corporation, and shall perform such other duties as may from time to time be assigned to him by the board of directors.

Section 4.7     The Chief Executive Officer. In the absence of the Chairman of the Board or if a Chairman of the Board shall have not been elected, the chief executive officer shall (i) preside at all meetings of the stockholders and board of directors at which he or she is present, (ii) subject to the powers of the board of directors, have general charge of the business, affairs and property of the corporation, and control over its officers, agents and employees, and (iii) see that all orders and resolutions of the board of directors are carried into effect. The chief executive officer shall have such other powers and perform such other duties as may be prescribed by the board of directors or as may be provided in these Bylaws.

Section 4.8     President; Vice Presidents. The president shall, in the absence or disability of the chief executive officer, act with all of the powers and be subject to all of the restrictions of the chief executive officer. The president shall also perform such other duties and have such other powers as the board of directors, the chief executive officer or these Bylaws may, from time to time, prescribe. The vice-president, if any, or if there shall be more than one, the vice-presidents in the order determined by the board of directors shall, in the absence or disability of the president, act with all of the powers and be subject to all the restrictions of the president. The vice-presidents shall also perform such other duties and have such other powers as the board of directors, the president or these Bylaws may, from time to time, prescribe.

Section 4.9     The Secretary and Assistant Secretaries. The secretary shall attend all meetings of the board of directors, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose. Under the chief executive officer’s supervision, the secretary shall (i) give, or cause to be given, all notices required to be given by these Bylaws or by law, (ii) have such powers and perform such duties as the board of directors, the chief executive officer or these Bylaws may, from time to time, prescribe, and (iii) have custody of the corporate seal of the corporation. The secretary, or an assistant secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors, the chief executive officer, or secretary may, from time to time, prescribe.

Section 4.10    The Treasurer and Assistant Treasurer. The treasurer shall (i) have the custody of the corporate funds and securities, (ii) keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, (iii) deposit all monies and other valuable effects in the name and to the credit of the corporation as may be ordered by the board of directors, cause the funds of the corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements, (v) render to the chief executive officer and the board of directors, at its regular meeting or when the board of directors so requires, an account of the corporation, and (vi) have such powers and perform such duties as the board of directors, the chief executive officer or these Bylaws may, from time to time, prescribe. If required by the board of directors, the treasurer shall give the corporation a bond (which shall be rendered every six (6) years) in such sums and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the office of treasurer and for the restoration to the corporation, in case of death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the possession or under the control of the treasurer belonging to the corporation. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. The assistant treasurers shall perform such other duties and have such other powers as the board of directors, the chief executive officer, the president or treasurer may, from time to time, prescribe.

Section 4.11    Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, which officers may include officers of any division of the corporation, other than those whose duties are provided for in these Bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the board of directors.

Section 4.12   Absence or Disability of Officers. In the case of the absence or disability of any officer of the corporation and of any person hereby authorized to act in such officer’s place during such officer’s absence or disability, the board of directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

ARTICLE V

INDEMNIFICATION

Section 5.1      Definitions. For purposes of this Article V:

(a)         “Corporate Status” describes the status of a person who is serving or has served (i) as a director, (ii) as an officer, (iii) as a Non-Officer Employee of the corporation, or (iv) as a director, partner, trustee, officer, employee or agent of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, foundation, association, organization or other legal entity which such person is or was serving at the request of the corporation. For purposes of this Section 5.1(a), a director, officer or Non-Officer Employee who is serving or has served as a director, partner, trustee, officer, employee or agent of a subsidiary shall be deemed to be serving at the request of the corporation. Notwithstanding the foregoing, “Corporate Status” shall not include the status of a person who is serving or has served as a director, officer, employee or agent of a constituent corporation absorbed in a merger or consolidation transaction with the corporation with respect to such person’s activities prior to said transaction, unless specifically authorized by the board of directors or the stockholders of the corporation;

(b)          “Disinterested Director” means, with respect to each Proceeding in respect of which indemnification is sought hereunder, a director who is not and was not a party to such Proceeding;

(c)       “Expenses” means all attorneys’ fees, retainers, court costs, transcript costs, fees of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), travel expenses, duplicating costs, printing and binding costs, costs of preparation of demonstrative evidence and other courtroom presentation aids and devices, costs incurred in connection with document review, organization, imaging and computerization, telephone charges, postage, delivery service fees, and all other disbursements, costs or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settling or otherwise participating in, a Proceeding;

(d)          “Liabilities” means judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement;

(e)          “Non-Officer Employee” means any person who serves or has served as an employee or agent of the corporation, but who is not or was not a director or officer;

(f)        “Proceeding” means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing or other proceeding, whether civil, criminal, administrative, arbitrative or investigative; and

(g)       “subsidiary” shall mean any corporation, partnership, limited liability company, joint venture, trust or other entity of which the corporation owns (either directly or through or together with another subsidiary of the corporation) either (i) a general partner, managing member or other similar interest or (ii) (A) fifty percent (50%) or more of the voting power of the voting capital equity interests of such corporation, partnership, limited liability company, joint venture or other entity, or (B) fifty percent (50%) or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other entity.

Section 5.2      Indemnification of Directors and Officers.

(a)       Subject to the operation of Section 5.4 of these Bylaws, each director and officer shall be indemnified and held harmless by the corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), and to the extent authorized in this Section 5.2.

(1)     Actions, Suits and Proceedings Other than By or In the Right of the Corporation. Each director and officer shall be indemnified and held harmless by the corporation against any and all Expenses and Liabilities that are incurred or paid by such director or officer or on such director’s or officer’s behalf in connection with any Proceeding or any claim, issue or matter therein (other than an action by or in the right of the corporation), which such director or officer is, or is threatened to be made, a party to or participant in by reason of such director’s or officer’s Corporate Status, if such director or officer acted in good faith and in a manner such director or officer reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

(2)    Actions, Suits and Proceedings By or In the Right of the Corporation. Each director and officer shall be indemnified and held harmless by the corporation against any and all Expenses that are incurred by such director or officer or on such director’s or officer’s behalf in connection with any Proceeding or any claim, issue or matter therein by or in the right of the corporation, which such director or officer is, or is threatened to be made, a party to or participant in by reason of such director’s or officer’s Corporate Status, if such director or officer acted in good faith and in a manner such director or officer reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that no indemnification shall be made under this Section 5.2(a)(2) in respect of any claim, issue or matter as to which such director or officer shall have been finally adjudged by a court of competent jurisdiction to be liable to the corporation, unless, and only to the extent that, the Court of Chancery or another court in which such Proceeding was brought shall determine upon application that, despite adjudication of liability, but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnification for such Expenses that such court deems proper.

(3)     Survival of Rights. The rights of indemnification provided by this Section 5.2 shall continue as to a director or officer after he or she has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors, administrators and personal representatives.

(4)     Actions by Directors or Officers. Notwithstanding the foregoing, the corporation shall indemnify any director or officer seeking indemnification in connection with a Proceeding initiated by such director or officer only if such Proceeding (including any parts of such Proceeding not initiated by such director or officer) was authorized in advance by the board of directors of the corporation, unless such Proceeding was brought to enforce such officer’s or director’s rights to indemnification or, in the case of Directors, advancement of Expenses under these Bylaws in accordance with the provisions set forth herein.

Section 5.3      Indemnification of Non-Officer Employees. Subject to the operation of Section 5.4 of these Bylaws, each Non-Officer Employee may, in the discretion of the board of directors of the corporation, be indemnified by the corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against any or all Expenses and Liabilities that are incurred by such Non-Officer Employee or on such Non-Officer Employee’s behalf in connection with any threatened, pending or completed Proceeding, or any claim, issue or matter therein, which such Non-Officer Employee is, or is threatened to be made, a party to or participant in by reason of such Non-Officer Employee’s Corporate Status, if such Non-Officer Employee acted in good faith and in a manner such Non-Officer Employee reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification provided by this Section 5.3 shall exist as to a Non-Officer Employee after he or she has ceased to be a Non-Officer Employee and shall inure to the benefit of his or her heirs, personal representatives, executors and administrators. Notwithstanding the foregoing, the corporation may indemnify any Non-Officer Employee seeking indemnification in connection with a Proceeding initiated by such Non-Officer Employee only if such Proceeding was authorized in advance by the board of directors of the corporation.

Section 5.4     Determination.  Unless ordered by a court, no indemnification shall be provided pursuant to this Article V to a director, to an officer or to a Non-Officer Employee unless a determination shall have been made that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal Proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Such determination shall be made by (a) a majority vote of the Disinterested Directors, even though less than a quorum of the board of directors, (b) a committee comprised of Disinterested Directors, such committee having been designated by a majority vote of the Disinterested Directors (even though less than a quorum), (c) if there are no such Disinterested Directors, or if a majority of Disinterested Directors so directs, by independent legal counsel in a written opinion, or (d) by the stockholders of the corporation.

Section 5.5      Advancement of Expenses to Directors Prior to Final Disposition.

(a)        The corporation shall advance all Expenses incurred by or on behalf of any director in connection with any Proceeding in which such director is involved by reason of such director’s Corporate Status within thirty (30) days after the receipt by the corporation of a written statement from such director requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such director and shall be preceded or accompanied by an undertaking by or on behalf of such director to repay any Expenses so advanced if it shall ultimately be determined that such director is not entitled to be indemnified against such Expenses. Notwithstanding the foregoing, the corporation shall advance all Expenses incurred by or on behalf of any director seeking advancement of expenses hereunder in connection with a Proceeding initiated by such director only if such Proceeding (including any parts of such Proceeding not initiated by such director) was (i) authorized by the board of directors of the corporation, or (ii) brought to enforce such Director’s rights to indemnification or advancement of Expenses under these Bylaws.

(b)         If a claim for advancement of Expenses hereunder by a director is not paid in full by the corporation within thirty (30) days after receipt by the corporation of documentation of Expenses and the required undertaking, such director may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and if successful in whole or in part, such director shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such advancement of Expenses under this Article V shall not be a defense to an action brought by a director for recovery of the unpaid amount of an advancement claim and shall not create a presumption that such advancement is not permissible. The burden of proving that a director is not entitled to an advancement of expenses shall be on the corporation.

(c)         In any suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the corporation shall be entitled to recover such expenses upon a final adjudication that the director has not met any applicable standard for indemnification set forth in the DGCL.

Section 5.6      Advancement of Expenses to Officers and Non-Officer Employees Prior to Final Disposition.

(a)         The corporation may, at the discretion of the board of directors of the corporation, advance any or all Expenses incurred by or on behalf of any officer or any Non-Officer Employee in connection with any Proceeding in which such person is involved by reason of his or her Corporate Status as an officer or Non-Officer Employee upon the receipt by the corporation of a statement or statements from such Officer or Non-Officer Employee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such officer or Non-Officer Employee and shall be preceded or accompanied by an undertaking by or on behalf of such person to repay any Expenses so advanced if it shall ultimately be determined that such officer or Non-Officer Employee is not entitled to be indemnified against such Expenses.

(b)         In any suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the corporation shall be entitled to recover such expenses upon a final adjudication that the officer or Non-Officer Employee has not met any applicable standard for indemnification set forth in the DGCL.

Section 5.7      Contractual Nature of Rights.

(a)         The provisions of this Article V shall be deemed to be a contract between the corporation and each director and officer entitled to the benefits hereof at any time while this Article V is in effect, in consideration of such person’s past or current and any future performance of services for the corporation. Neither amendment, repeal or modification of any provision of this Article V nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article V shall eliminate or reduce any right conferred by this Article V in respect of any act or omission occurring, or any cause of action or claim that accrues or arises or any state of facts existing, at the time of or before such amendment, repeal, modification or adoption of an inconsistent provision (even in the case of a proceeding based on such a state of facts that is commenced after such time), and all rights to indemnification and advancement of Expenses granted herein or arising out of any act or omission shall vest at the time of the act or omission in question, regardless of when or if any proceeding with respect to such act or omission is commenced. The rights to indemnification and to advancement of expenses provided by, or granted pursuant to, this Article V shall continue notwithstanding that the person has ceased to be a director or officer of the corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributes of such person.

(b)         If a claim for indemnification hereunder by a director or officer is not paid in full by the corporation within sixty (60) days after receipt by the corporation of a written claim for indemnification, such director or officer may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim, and if successful in whole or in part, such director or officer shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such indemnification under this Article V shall not be a defense to an action brought by a director or officer for recovery of the unpaid amount of an indemnification claim and shall not create a presumption that such indemnification is not permissible. The burden of proving that a director or officer is not entitled to indemnification shall be on the corporation.

(c)         In any suit brought by a director or officer to enforce a right to indemnification hereunder, it shall be a defense that such director or officer has not met any applicable standard for indemnification set forth in the DGCL.

Section 5.8      Non-Exclusivity of Rights.  The rights to indemnification and to advancement of Expenses set forth in this Article V shall not be exclusive of any other right which any director, officer, or Non-Officer Employee may have or hereafter acquire under any statute, provision of the Certificate or these Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

Section 5.9     Insurance.  The corporation may maintain insurance, at its expense, to protect itself and any director, officer or Non-Officer Employee against any liability of any character asserted against or incurred by the corporation or any such director, officer or Non-Officer Employee, or arising out of any such person’s Corporate Status, whether or not the corporation would have the power to indemnify such person against such liability under the DGCL or the provisions of this Article V.

Section 5.10   Other Indemnification.  The corporation’s obligation, if any, to indemnify or provide advancement of Expenses to any person under this Article V as a result of such person serving, at the request of the corporation, as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount such person may collect as indemnification or advancement of Expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or enterprise (the “Primary Indemnitor”). Any indemnification or advancement of Expenses under this Article V owed by the corporation as a result of a person serving, at the request of the corporation, as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall only be in excess of, and shall be secondary to, the indemnification or advancement of Expenses available from the applicable Primary Indemnitor(s) and any applicable insurance policies.

ARTICLE VI

CERTIFICATES OF STOCK

Section 6.1      Form.  Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by the chairman of the board, the chief executive officer, the president or a vice president and the secretary or an assistant secretary of the corporation, certifying the number of shares owned by such holder in the corporation; provided, however, that the board of directors may provide by resolution or resolutions that some or all of any classes or series of its stock shall be uncertificated shares. If such a certificate is countersigned (i) by a transfer agent or an assistant transfer agent other than the corporation or its employee or (ii) by a registrar, other than the corporation or its employee, the signature of any such chairman of the board, chief executive officer, president, vice-president, secretary, or assistant secretary may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the corporation. Shares of stock of the corporation shall only be transferred on the books of the corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the corporation of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization, and other matters as the corporation may reasonably require, and accompanied by all necessary stock transfer stamps. In that event, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates, and record the transaction on its books. The board of directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the corporation.

Section 6.2     Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against the corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 6.3      Fixing a Record Date for Stockholder Meetings. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

Section 6.4     Fixing a Record Date for Action by Written Consent. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by statute, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by statute, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

Section 6.5     Fixing a Record Date for Other Purposes. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

Section 6.6      Subscriptions for Stock. Unless otherwise provided for in the subscription agreement, subscriptions for shares shall be paid in full at such time, or in such installments and at such times, as shall be determined by the board of directors. Any call made by the board of directors for payment on subscriptions shall be uniform as to all shares of the same class or as to all shares of the same series. In case of default in the payment of any installment or call when such payment is due, the corporation may proceed to collect the amount due in the same manner as any debt due the corporation.

ARTICLE VII

GENERAL PROVISIONS

Section 7.1     Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or any other purpose and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 7.2      Checks, Drafts or Orders. All checks, drafts, or other orders for the payment of money by or to the corporation and all notes and other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner, as shall be determined by resolution of the board of directors or a duly authorized committee thereof.

Section 7.3      Contracts. The board of directors may authorize any officer or officers, or any agent or agents, of the corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 7.4      Loans. The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this Section 7.4 shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

Section 7.5       Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

Section 7.6      Corporate Seal. The board of directors may provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 7.7      Voting Securities Owned By Corporation. Voting securities in any other corporation held by the corporation shall be voted by the chief executive officer, unless the board of directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

Section 7.8      Inspection of Books and Records. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation’s stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean any purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in the State of Delaware or at its principal place of business.

Section 7.9      Section Headings. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 7.10   Inconsistent Provisions. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the DGCL or any other applicable law, the provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE VIII

AMENDMENTS

These Bylaws may be amended, altered, or repealed and new Bylaws adopted at any meeting of the board of directors by a majority vote. The fact that the power to adopt, amend, alter, or repeal the Bylaws has been conferred upon the board of directors shall not divest the stockholders of the same powers.